Proxy Voting Results

A special meeting of the fund's shareholders was held on April 14, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	31,113,140,242.10	100.000
Against	0.00	0.000
Abstain	0.00	0.000
TOTAL	31,113,140,242.10	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
Ralph F. Cox
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
Laura B. Cronin
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
Robert M. Gates
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
George H. Heilmeier
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
Abigail P. Johnson
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
Edward C. Johnson 3d
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
Donald J. Kirk
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
Marie L. Knowles
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
Ned C. Lautenbach
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
Marvin L. Mann
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
William O. McCoy
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
Robert L. Reynolds
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
William S. Stavropoulos
Affirmative	31,113,140,242.10	100.000
Withheld	0.00	0.000
TOTAL	31,113,140,242.10	100.000
* Denotes trust-wide proposals and voting results.